EXHIBIT 10.6

David E. Malone
                                                                    130 S. Canal
                                                                        Unit 10B
                                                         Chicago, Illinois 60606



                               September 15, 2005



Knockout Holdings, Inc.              Mr. Isaac Horton      Mr. John Bellamy
Attn.:  Mr. John Bellamy, Chairman   8824 Stage Ford Road  1801 N. Natoma Avenue
100 W. Whitehall Avenue              Raleigh, NC  27615    Chicago, IL  60707
Northlake, IL  60164

Gentlemen:

         You have requested that I agree to an amendment to my Employment Agreement changing the position for which I was hired from Chief Executive Officer to President and Chief Operating Officer, in order to allow John Bellamy to be and remain the Chief Executive Officer of the Company. This letter will confirm my agreement to do so, subject to, and conditional upon, the written agreement thereto by Knockout Holdings, Inc., John Bellamy and Isaac Horton and to the satisfaction of each and all of the following conditions:

         1. The full performance by John Bellamy and Isaac Horton of their respective obligations pursuant to Paragraph 4(d) of my Employment Agreement within ten (10) days from the date hereof.

         2. The agreement of Knockout Holdings, Inc., John Bellamy and Isaac Horton, as evidenced by their signatures below, to amend my Employment Agreement to provide that if there is a change of control of the Company (meaning that if substantially all of the assets of the Company shall be acquired by any third party or parties, or if a majority of the voting shares of the Company shall hereafter be owned by a party or parties who are not currently shareholders of the Company), I shall have the right to resign my employment within ninety (90) days after I am notified by the Company that such change of control has occurred. In such event, if I resign my employment, my resignation shall be considered as though my employment were terminated by the Company without cause pursuant to Section 6(b), and I shall be entitled to all rights as therein provided.

         Please execute and return a copy of this letter to me on or before September 21, 2005, to indicate your agreement to the foregoing. In such event, except as herein provided, my

Knockout Holdings, Inc. and
Messrs Isaac Horton and John Bellamy
September 15, 2005
Page Two


Employment Agreement dated August 22, 2005, shall remain in full force and effect. If you do not sign and return a copy of this letter to me on or before September 21, 2005, and/or if either or both of Messrs. Bellamy and Horton shall fail to satisfy their obligations pursuant to Paragraph 4(d) of my Employment Agreement within the time above stated, this letter shall be null and void and of no force and effect, and my Employment Agreement shall remain in full force and effect as originally executed.

                                                     Very truly yours,

                                                     /s/ David E. Malone
                                                     David E. Malone
DEM:kmn

AGREED TO THE FOREGOING:

Knockout Holdings, Inc.


By:/s/ David E. Malone                      Dated:   9/15/05
   ---------------------------------              ------------
Print Name: David E. Malone
            ------------------------


AGREED TO THE FOREGOING:

John Bellamy                                Dated:   9/15/05
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John Bellamy


AGREED TO THE FOREGOING:

Issac Horton                                Dated:   9/15/05
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Isaac Horton